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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 27, 2007


                          UNIVISION COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        001-12223                                         95-4398884
(Commission File Number)                       (IRS Employer Identification No.)


                          605 THIRD AVENUE, 12TH FLOOR
                               NEW YORK, NY 10158
                    (Address of principal executive offices)


                                 (212) 455-5200
              (Registrant's telephone number, including area code)


                                   NO CHANGE
         (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On August 27, 2007, Broadcasting Media Partners, Inc. ("BMP"), the ultimate parent company of Univision Communications Inc. ("Univision"), made a non-interest bearing loan in the principal amount of $3,000,000 to Andrew W. Hobson, Senior Executive Vice President, Chief Strategic Officer and Chief Financial Officer of Univision, in connection with Mr. Hobson's relocation to Univision's offices in New York. The loan is evidenced by a promissory note dated August 27, 2007.

         The note will be payable on the earlier of (i) the date of the completion of the sale of Mr. Hobson's primary residence in California or (ii) the date on which Mr. Hobson's employment with BMP has been terminated for any reason.

         The note also provides that at any time while all or a portion of the principal amount remains outstanding, the price at which Mr. Hobson has the right to request that BMP purchase his primary residence in California pursuant to Section 3.8 of the Employment and Non-Competition Agreement, dated March 29, 2007, between Mr. Hobson and BMP, shall be reduced by such unpaid principal amount.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 28, 2007                 UNIVISION COMMUNICATIONS INC.

                                      By: /s/ C. Douglas Kranwinkle
                                          -------------------------------------
                                      Name: C. Douglas Kranwinkle
                                      Title:  Executive Vice President and
                                              General Counsel